                                           Independent Auditors' Consent

The Board of Trustees
Oppenheimer Europe Fund and
Oppenheimer Global Fund:

We consent to the use of or incorporation by reference in this Registration  Statement of Oppenheimer  Global Fund on Form N-14 of our reports dated  September  23, 2002 and October 21, 2002  relating to the  financial  statements and financial  highlights  appearing in the August 31, 2002 Annual Report to the Shareholders of Oppenheimer  Europe
Fund and in the September 30, 2002 Annual Report to the Shareholders of Oppenheimer Global Fund, respectively.

We  also  consent  to the  reference  to our  firm  under  the  heading  "What  are  the  Tax  Consequences  of the
Reorganization"  in the combined  Prospectus and Proxy  Statement  which is part of the  Registration  Statement of
Oppenheimer Global Fund on Form N-14.

                                                     /s/ KPMG LLP
                                                     -------------------------
                                                     KPMG LLP

Denver, Colorado
July 14, 2003